                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549

                                   FORM 8-K

                                 CURRENT REPORT


    Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  OCTOBER 18, 1994


                       SERVICE CORPORATION INTERNATIONAL
              --------------------------------------------------
              (Exact name of registrant as specified in charter)

              TEXAS                       1-6402-1                   74-1488375
- --------------------------------------------------------------------------------------------
(State or other jurisdiction of       (Commission file     (I. R. S. employer identification
incorporation or organization)            number)                     number)

1929 ALLEN PARKWAY, HOUSTON, TEXAS                                       77019
- --------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip code)

                                (713) 522-5141
            ----------------------------------------------------
            (Registrant's telephone number, including area code)


ITEM 5.  OTHER EVENTS

A.  Securities and Exchange Commission Investigation

The staff of the Division of Enforcement of the Securities and Exchange Commission (the "Commission") has advised Service Corporation International ("the Company") that it is considering recommending to the Commission that it institute an administrative proceeding pursuant to Section 21C of the Securities Exchange Act of 1934, as amended (the "1934 Act"), seeking cease and desist orders against the Company, R. L. Waltrip, Chairman of the Board and Chief Executive Officer, L. William Heiligbrodt, President and Chief Operating Officer, and Samuel W. Rizzo, Executive Vice President and Chief Financial Officer/Treasurer, for violations of certain reporting and disclosure requirements of the 1934 Act and the regulations promulgated thereunder. The recommendation under consideration by the staff arises out of the informal private investigation previously disclosed by the Company relating to, among other things, the change in the Company's accountants and the Company's Form 8-K dated March 31, 1993, as amended in April 1993, reporting such change.
See Items 3 and 9 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993. The staff has offered the Company and the named individuals the opportunity to make a presentation with respect to the recommendation under consideration.

B.  Pro forma Financial Information

In June 1994, in connection with the ongoing acquisition program of the Company, the Company announced an unsolicited offer to acquire 100% of the outstanding common shares of Great Southern Group plc ("GSG"). As of September 30, 1994, the Company owned or had commitments to acquire in excess of 98% of GSG's voting shares. The Company anticipates that the total acquisition cost will approximate $192,777,000, including the assumption of approximately $14,751,000 of existing indebtedness which the Company intends to repay. GSG is a funeral provider in the United Kingdom ("UK") and owns 157 funeral homes, 13 crematoria and two cemeteries.

In September 1994, the Company announced its offer to acquire 100% of the outstanding shares of Plantsbrook Group plc ("PG") for approximately $312,690,000, including the assumption of approximately $13,873,000 of existing debt. PG is a funeral provider in the UK and owns 380 funeral homes. As of September 30, 1994, the Company owned or had commitments to acquire in excess of 95% of PG's voting shares.

The acquisitions of GSG and PG are being financed on an interim basis with short term UK pound sterling loan financings (the "UK Loans") in the amount of $438,900,000 with interest based on UK pound sterling LIBOR plus 20 basis points. The remaining financing will be provided from the Company's existing lines of credit.

In addition to the acquisitions of GSG and PG, during 1993 and the six months ended June 30, 1994, the Company continued to acquire funeral and cemetery operations in the United States, Australia and Canada. Excluding GSG and PG during such period, the Company acquired 195 funeral homes and 33 cemeteries (the "Other Acquired Companies") in 78 separate transactions for an aggregate purchase price of approximately $395,000,000 in the form of combinations of cash, Company common stock, issued and assumed debt, convertible debentures and retired loans receivable held by the Company's finance subsidiary. None of the Company's acquisitions, including GSG and PG, individually meet the definition of a significant subsidiary as defined in the Commission's Regulation S-X.

The following unaudited pro forma combined balance sheet as of June 30, 1994 has been prepared assuming the acquisitions by the Company of GSG and PG took place on June 30, 1994, and the unaudited pro forma combined statements of income for the year ended December 31, 1993 and the six months ended June 30, 1994 have been prepared assuming the acquisitions by the Company of GSG, PG and the Other Acquired Companies took place at the beginning of the respective periods. Such acquisitions were accounted for under the purchase method of accounting. The historical revenues and expenses of the Other Acquired Companies represent amounts recorded by these businesses for the period that they were not owned by the Company during the twelve months ended December 31, 1993 and the six months ended June 30, 1994, respectively. The unaudited pro forma combined financial information may not be indicative of results that would have actually resulted if these transactions had occurred on the dates indicated or which may be obtained in the future.

The historical financial statements of GSG and PG as of June 30, 1994, and for the year and six months ended December 31, 1993 and June 30, 1994, respectively, were prepared in pound sterling in accordance with the UK Companies Act of 1985 ("UK GAAP"). This information has been adjusted to present the historical financial statements in accordance with United States generally accepted accounting principles ("US GAAP") and translated into U.S. dollars at the exchange rate in effect at the balance sheet date or the average exchange rate for the respective statement of income periods presented. The Company has not completed all appraisals and evaluations necessary to finalize GSG's and PG's purchase price allocation, and accordingly, actual adjustments that reflect appraisals and other evaluations of the purchased assets and assumed liabilities may differ from the pro forma adjustments.

The Company is currently exploring alternatives to refinance the UK Loans issued in connection with the acquisitions of GSG and PG and to reduce borrowings under its existing credit lines. Such refinancing could include issuance of combinations of Company common stock, preferred securities convertible into Company common stock and fixed rate debt financings. The Company anticipates that such refinancing, if effected under current market conditions, would not have a significant impact on historically reported earnings per share for the twelve months ended December 31, 1993 and six months ended June 30, 1994, respectively.

                      SERVICE CORPORATION INTERNATIONAL
                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                JUNE 30, 1994
                                 (Thousands)



                                                      H I S T O R I C A L       P R O   F O R M A
                                                   -----------------------  --------------------------
                                                                                            Combined
                                                   The Company  GSG and PG  Adjustments      Total
                                                   -----------  ----------  -----------    -----------
Assets
Current assets:
   Cash and cash equivalents...................... $   38,638  $    3,882   $    -         $    42,520
   Receivables, net of allowances.................    240,774      17,245        -             258,019
   Inventories....................................     52,233       2,736        -              54,969
   Other..........................................     13,860       -            -              13,860
                                                   ----------  ----------   ----------     -----------
     Total current assets.........................    345,505      23,863        -             369,368

Prearranged funeral contracts.....................  1,298,558       -           54,889 (A)   1,353,447
Long-term receivables.............................    538,014       -            -             538,014
Cemetery property, at cost........................    473,244       6,735      232,301 (B)     712,280


Property, plant and equipment, at cost (net)......    666,092      87,749        4,066 (C)     759,952
                                                                                 2,045 (D)

Deferred charges and other assets.................    211,215       1,147        -             212,362

Goodwill..........................................      -         137,038     (137,038)(E)       -

Names and reputations (net).......................    491,107       -          264,422 (F)     755,529

                                                   ----------  ----------   ----------     -----------
                                                   $4,023,735  $  256,532   $  420,685     $ 4,700,952
                                                   ==========  ==========   ==========     ===========
Liabilities & Stockholders' Equity
Current liabilities:
   Accounts payable and accrued liabilities....... $  121,520  $   22,607   $   15,015 (G) $   159,142
   Income taxes...................................     20,937      14,407        -              35,344
   Current maturities of long-term debt...........     67,945       9,332       (8,562)(H)      68,715
                                                   ----------  ----------   ----------     -----------
     Total current liabilities....................    210,402      46,346        6,453         263,201

Long-term debt....................................  1,117,940      19,292       (6,189)(H)   1,607,623
                                                                               476,580 (I)


Deferred income taxes.............................    168,209       1,014       77,334 (J)     246,557

Other liabilities.................................    211,421       1,498        -             212,919


Deferred prearranged funeral contract revenues....  1,375,843       -           54,889 (A)   1,430,732

Stockholders' equity..............................    939,920     188,382     (188,382)(K)     939,920

                                                   ----------  ----------   ----------     -----------
                                                   $4,023,735  $  256,532   $  420,685     $ 4,700,952
                                                   ==========  ==========   ==========     ===========

                       SERVICE CORPORATION INTERNATIONAL
            NOTES TO THE UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1994
                                  (Thousands)


One UK pound sterling equivalent to $1.54, which represents the exchange rate on June 30, 1994.

(A) To record the amount of prearranged funeral contracts outstanding and the related deferred prearranged funeral revenue in accordance with the Company's accounting policies for GSG ($38,719) and PG
         ($16,170). These prearranged funerals were not afforded balance sheet recognition by the former companies.

(B) To increase GSG's cemeteries and cremation scatter gardens to estimated fair value.

(C) To record various assets acquired from J. D. Field & Sons Limited (the former majority shareholder of GSG) included as part of the acquisition of GSG, consisting primarily of real estate associated with certain funeral operations of GSG.

(D) To increase funeral home land and buildings to estimated fair value for GSG.

(E)      To eliminate the previously recorded GSG and PG goodwill.

(F) To allocate the excess of the purchase price over the estimated fair value of PG net assets acquired to names and reputations. The estimated fair value of the GSG net assets acquired fully absorbed the GSG purchase price.

(G) To accrue costs anticipated to be incurred in connection with the acquisitions of GSG ($7,315) and PG ($7,700).

(H)      To prepay the GSG existing debt.

(I) To record borrowings under the UK Loans ($438,900) and the Company's existing credit lines ($37,680) used to fund the cash purchase price of GSG ($185,463) and PG ($291,117).

(J) To provide for additional deferred taxes for GSG resulting from differences in the carrying values of net assets for financial statement and tax purposes.

(K) To eliminate the historical stockholders' equity of GSG ($37,505) and PG ($150,877).

The following adjustments were made to the historical financials of GSG and PG in order to restate historical financial statements to US GAAP:

                                    Historic Amounts                                                As reported
                                Converted to US Dollars               Adjustments to          in Unaudited Pro Forma
                                       in UK GAAP                        US GAAP              Combined Balance Sheet
                                -----------------------        --------------------------     -----------------------
                                     GSG         PG                 GSG            PG            GSG           PG
                                -----------  ----------        -----------    -----------     ---------   -----------
Property, plant and equipment .   $  37,016   $  60,616        $(8,351)(1)    $(1,532)(1)     $  28,665   $    59,084

Goodwill  . . . . . . . . . . .        -           -            20,372 (2)    116,666 (2)        20,372       116,666

Deferred income taxes . . . . .        -           -              -             1,014 (3)          -            1,014

Stockholders' equity  . . . . .      25,484      36,757         12,021        114,120            37,505       150,877


(1) To record the accumulated depreciation for GSG's and PG's buildings using a 50 year straight-line life. UK GAAP does not require the depreciation of buildings.

(2) To reclass goodwill, net of accumulated amortization, which was previously charged against equity as allowed by UK GAAP.

(3)      To record certain deferred tax adjustments required by US GAAP.

                      SERVICE CORPORATION INTERNATIONAL
               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 31, 1993
                    (Thousands, except per share amounts)


                                                     H I S T O R I C A L                 P  R  O     F  O  R  M  A
                                         --------------------------------------------   ---------------------------
                                                                       Other Acquired                    Combined
                                         The Company     GSG and PG       Companies     Adjustments        Total
                                         -----------     ----------    --------------   -----------     -----------
Revenues................................ $  899,178      $  126,594      $  110,214    $    5,165 (A)  $ 1,141,151

Costs and expenses......................   (635,858)       (101,300)        (95,534)       (3,590)(A)     (820,179)
                                                                                           11,842 (B)
                                                                                            7,781 (C)
                                                                                              (70)(D)
                                                                                           (6,611)(E)
                                                                                            3,598 (F)
                                                                                             (437)(G)
                                         ----------      ----------      ----------    ----------      -----------
Gross profit............................    263,320          25,294          14,680        17,678          320,972

General and administrative expenses.....    (43,706)          -               -             -              (43,706)
                                         ----------      ----------      ----------    ----------      -----------
Income from operations..................    219,614          25,294          14,680        17,678          277,266

Interest expense........................    (59,631)         (2,560)         (3,541)         (686)(A)      (98,226)
                                                                                           (6,071)(B)
                                                                                            1,372 (H)
                                                                                          (27,109)(I)
Other income............................     13,509             313           -                             13,822

                                         ----------      ----------      ----------    ----------      -----------
Income before income taxes..............    173,492          23,047          11,139       (14,816)         192,862

Provision for income taxes..............    (70,400)         (8,681)         (4,167)        4,059 (J)      (79,189)


                                         ----------      ----------      ----------    ----------      -----------
Income before cumulative effect of
  change in accounting principles....... $  103,092      $   14,366      $    6,972    $  (10,757)     $   113,673
                                         ==========      ==========      ==========    ==========      ===========
Earnings per share:
Primary income before cumulative
  effect of change in accounting
  principles............................ $     1.24                                                    $      1.34
                                         ==========                                                    ===========

Fully diluted income before cumulative
  effect of change in accounting
  principles............................ $     1.19                                                    $      1.28
                                         ==========                                                    ===========
Primary weighted average
number of shares........................     83,372                                         1,680 (K)       85,052
                                         ==========                                    ==========      ===========

Fully diluted weighted average
number of shares........................     93,878                                         2,299 (K)       96,177
                                         ==========                                    ==========      ===========


                       SERVICE CORPORATION INTERNATIONAL
        NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1993
                                  (Thousands)


One UK pound sterling equivalent to $1.493, which represents the average exchange rate for the period.

(A) To record the acquisition of 13 separate businesses acquired at various dates by PG between January 1, 1993 and June 30, 1994 as if such acquisitions had occurred on January 1, 1993. Internally generated funds were used for the purchase of these businesses; however, for purposes of the unaudited pro forma combined statement of income imputed interest expense, calculated on the purchase price, has been included at a rate of 6%, which approximates the Company's UK borrowing rate.

(B)      To record an adjustment to costs and expenses for the Other
         Acquired Companies based on results actually achieved by the Company for the periods subsequent to acquisition in the amount of $14,432 . Included are additional costs and expenses of $2,590 resulting from the effect of applying purchase accounting adjustments, primarily amortization and depreciation.

         Interest expense was added for debt and convertible debentures issued in the purchase of the Other Acquired Companies at stated rates. In addition, interest expense has been added for the cash portion of the purchase price assumed to be borrowed by the Company at a weighted average annual interest rate of 3.51%, which represented the weighted average borrowing rate under the Company's existing lines of credit for the year ended December 31, 1993. At September 30, 1994, the borrowing rate for such existing lines of credit was 5.03%.

(C) To eliminate corporate expenses, primarily consisting of duplicate personnel expenses, related to the acquisitions of GSG and PG.

(D) To record the depreciation expense (based on 50 year life) on GSG's funeral buildings resulting from the estimated change in fair value over historical cost (see note D to the Notes to the Unaudited Pro Forma Combined Balance Sheet).

(E) To record the amortization of names and reputations created from the acquisition of PG by the Company (see note F to the Notes to the Unaudited Pro Forma Combined Balance Sheet). This assumes a 40 year straight-line amortization.

(F)      To eliminate the historical GSG and PG goodwill amortization expense.

(G) To record the cost of GSG's cemetery and cremation memorialization interment rights sold.

(H) To eliminate the interest expense from GSG debt to be repaid by the Company.

(I) To record the interest expense on amounts borrowed in connection with the acquisition of GSG and PG as if all such borrowings had occurred on January 1, 1993. The cash acquisition price for both transactions was assumed to be borrowed from the Company's UK Loans at a rate equal to the average pound sterling LIBOR rate (5.86%) plus 20 basis points for the year ended December 31, 1993 and existing lines of credit at a weighted average annual interest rate of 3.51%, which represents the Company's weighted average borrowing rate for such lines of credit for the year ended December 31, 1993. At September 30, 1994 the pound sterling LIBOR rate was 5.88%.

(J) To record the tax effect of the pro forma adjustments, including a $947 tax benefit from the amortization of deferred taxes resulting from indexed increases in the tax basis of UK assets.

(K) To give effect to the additional time period during which the Company common stock (in the case of the primary and fully diluted weighted average number of shares) and convertible debt (in the case of the fully diluted weighted average number of shares) issued during the period between January 1, 1993 and June 30, 1994 in respect to the acquisition of the Other Acquired Companies would have been outstanding if all of such acquisitions had occurred as of January 1, 1993.

The following adjustments were made to the historical financials of GSG and PG in order to restate historical financial statements to US GAAP:

                                    Historic Amounts                                         As reported in Unaudited
                                Converted to US Dollars               Adjustments to            Pro Forma Combined
                                       in UK GAAP                        US GAAP                Statement of Income
                                -----------------------       -----------------------------  ------------------------
                                     GSG         PG                 GSG             PG            GSG          PG
                                ----------   ----------       --------------   ------------- ------------   ---------
  Revenues  . . . . . . . . . .  $ 48,885    $  77,709        $     -           $   -          $  48,885    $  77,709

  Costs and expenses  . . . . .   (38,234)     (58,893)             (272) (1)       (303)(1)     (39,078)     (62,222)
                                                                    (572) (2)     (3,026)(2)

  Interest expense and other  .    (1,372)        (875)             -               -             (1,372)        (875)

  Provision for income taxes  .    (3,228)      (5,645)               90  (1)        102 (1)      (3,138)      (5,543)
                                 --------    ---------        ----------        --------       ---------    ---------

  Net income  . . . . . . . . .  $  6,051    $  12,296        $     (754)       $ (3,227)      $   5,297    $   9,069
                                 ========    =========        ==========        ========       =========    =========


(1) To depreciate buildings straight-line over 50 years for GSG and PG, UK GAAP does not require the depreciation of buildings.

(2) To amortize PG's historical goodwill balance straight-line over 40 years which is not required to be amortized under UK GAAP.

                      SERVICE CORPORATION INTERNATIONAL
               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                        SIX MONTHS ENDED JUNE 30, 1994
                    (Thousands, except per share amounts)



                                                    H I S T O R I C A L                P  R O    F  O  R  M  A
                                         ------------------------------------------  ---------------------------
                                                                     Other Acquired                   Combined
                                         The Company    GSG and PG     Companies     Adjustments        Total
                                         -----------    ----------   --------------  -----------     -----------
Revenues................................ $  524,120     $   66,925     $   15,271    $    1,146 (A)  $   607,462

Costs and expenses......................   (357,837)       (52,737)       (13,583)         (770)(A)     (421,892)
                                                                                          1,907 (B)
                                                                                          2,818 (C)
                                                                                            (35)(D)
                                                                                         (3,305)(E)
                                                                                          1,868 (F)
                                                                                           (218)(G)
                                         ----------     ----------     ----------    ----------      -----------
Gross profit............................    166,283         14,188          1,688         3,411          185,570

General and administrative expenses.....    (24,871)         -              -             -              (24,871)
                                         ----------     ----------     ----------    ----------      -----------
Income from operations..................    141,412         14,188          1,688         3,411          160,699

Interest expense........................    (32,456)        (1,023)          (466)         (329)(A)      (47,106)
                                                                                         (1,228)(B)
                                                                                            581 (H)
                                                                                        (12,185)(I)

Other income............................      4,686            197          -             -                4,883
                                         ----------     ----------     ----------    ----------      -----------
Income before income taxes..............    113,642         13,362          1,222        (9,750)         118,476

Provision for income taxes..............    (46,002)        (4,878)          (474)        3,019 (J)      (48,335)

                                         ----------     ----------     ----------    ----------      -----------
Net income.............................. $   67,640     $    8,484     $      748    $   (6,731)     $    70,141
                                         ==========     ==========     ==========    ==========      ===========
Earnings per share:
Primary................................. $     0.79                                                  $      0.81
                                         ==========                                                  ===========

Fully diluted........................... $     0.74                                                  $      0.77
                                         ==========                                                  ===========

Primary weighted average number
of shares...............................     86,033                                         366 (K)       86,399
                                         ==========                                  ==========      ===========

Fully diluted weighted average
number of shares........................     96,166                                         455 (K)       96,621
                                         ==========                                  ==========      ===========

                       SERVICE CORPORATION INTERNATIONAL
        NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                        SIX MONTHS ENDED JUNE 30, 1994
                                  (Thousands)


One UK pound sterling equivalent to $1.5125, which represents the average exchange rate for the period.

(A) To record the acquisition of five separate businesses acquired at various dates by PG between January 1, 1994 and June 30, 1994 as if such acquisitions had occurred on January 1, 1994. Internally generated funds were used for the purchase of these businesses; however, for purposes of the unaudited pro forma combined statement of income imputed interest expense, calculated on the purchase price, has been included at a rate of 6%, which approximates the Company's UK borrowing rate.

(B)      To record an adjustment to costs and expenses for the Other
         Acquired Companies based on results actually achieved by the Company for the periods subsequent to acquisition in the amount of $2,408. Included are additional costs and expenses of $501 resulting from the effect of applying purchase accounting adjustments, primarily amortization and depreciation.

         Interest expense was added for debt and convertible debentures issued in the purchase of the Other Acquired Companies at stated rates. In addition, interest expense has been included for the cash portion of the purchase price assumed to be borrowed by the Company at a weighted average annual interest rate of 3.93%, which represented the weighted average borrowing rate under the Company's existing lines of credit for the six months ended June 30, 1994. At September 30, 1994, the borrowing rate for such existing lines of credit was 5.03%.

(C) To eliminate corporate expenses, primarily consisting of duplicate personnel expenses, related to the acquisitions of GSG and PG.

(D) To record the depreciation expense (based on 50 year life) on GSG's funeral buildings resulting from the estimated change in fair value over historical cost (see note D to the Notes to the Unaudited Pro Forma Combined Balance Sheet).

(E) To record the amortization of names and reputations created from the acquisition of PG by the Company (see note F to the Notes to the Unaudited Pro Forma Combined Balance Sheet). This assumes a 40 year straight-line amortization.

(F)      To eliminate the historical GSG and PG goodwill amortization expense.

(G) To record the cost of GSG's cemetery and cremation memorialization interment rights sold.

(H) To eliminate the interest expense from GSG debt to be repaid by the Company.

(I) To record the interest expense on amounts borrowed in connection with the acquisition of GSG and PG as if all such borrowings had occurred on January 1, 1994. The cash acquisition price for both transactions was assumed to be borrowed from the Company's UK Loans at a rate equal to the average pound sterling LIBOR rate (5.11%) plus 20 basis points for the six months ended June 30, 1994 and existing lines of credit at a weighted average annual interest rate of 3.93%, which represents the Company's weighted average borrowing rate for such lines of credit for the six months ended June 30, 1994. At September 30, 1994 the pound sterling LIBOR rate was 5.88%.

(J) To record the tax effect of the pro forma adjustments, including a $474 tax benefit from the amortization of deferred taxes resulting from indexed increases in the tax basis of UK assets.

(K) To give effect to the additional time period during which the Company common stock (in the case of the primary and fully diluted weighted average number of shares) and convertible debt (in the case of the fully diluted weighted average number of shares) issued during the period between January 1, 1994 and June 30, 1994 in respect to the acquisition of the Other Acquired Companies would have been outstanding if all of such acquisitions had occurred as of January 1, 1994.


The following adjustments were made to the historical financials of GSG and PG in order to restate historical financial statements to US GAAP:

                                    Historic Amounts                                         As reported in Unaudited
                                Converted to US Dollars               Adjustments to            Pro Forma Combined
                                       in UK GAAP                        US GAAP                Statement of Income
                                -----------------------       ----------------------------   ------------------------
                                     GSG         PG                 GSG            PG            GSG           PG
                                ----------   ----------       --------------    ----------   ------------   ---------
  Revenues  . . . . . . . . .    $ 25,986    $  40,939        $     -           $   -          $  25,986    $  40,939

  Costs and expenses  . . . .     (19,625)     (30,952)             (138)(1)        (154)(1)     (20,053)     (32,684)
                                                                    (290)(2)      (1,578)(2)

  Interest expense and other         (581)        (245)             -               -               (581)        (245)

  Provision for income taxes       (1,906)      (3,068)               45 (1)          51 (1)      (1,861)      (3,017)
                                 --------    ---------        ----------        --------       ---------    ---------

  Net income  . . . . . . . .    $  3,874    $   6,674        $     (383)       $ (1,681)      $   3,491    $   4,993
                                 ========    =========        ==========        ========       =========    =========


(1) To depreciate buildings straight-line over 50 years for GSG and PG, UK GAAP does not require the depreciation of buildings.

(2) To amortize PG's historical goodwill balance straight-line over 40 years which is not required to be amortized under UK GAAP.





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
                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

October 18, 1994
                                        SERVICE CORPORATION INTERNATIONAL



                                        By: /s/ Samuel W. Rizzo
                                        Samuel W. Rizzo
                                        Executive Vice President
                                        Chief Financial Officer/Treasurer
                                        (Principal Financial Officer)





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